Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces June and Second Quarter 2018 Catastrophe Loss Estimate

NORTHBROOK, Ill., July 19, 2018 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of June 2018 of $417 million, pre-tax ($329 million after-tax). Catastrophe losses occurring in June comprised 16 events at an estimated cost of $384 million, pre-tax, plus unfavorable reserve reestimates of prior reported catastrophe losses. Three severe hail events, primarily impacting Texas and Colorado, accounted for approximately 75% of June event catastrophe losses. Allstate previously announced $489 million, pre-tax ($387 million after-tax), in estimated catastrophe losses for the months of April and May 2018, bringing catastrophe losses for the second quarter 2018 to $906 million, pre-tax ($716 million after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

# # # #